UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 31, 2012

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XUN ENERGY, INC.
(Exact name of registrant as specified in its charter)

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Nevada	000-53466	26-1616719
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12518 NE Airport Way Suite 148 No, 156 Portland, Oregon 97230
(Address of principal executive offices; zip code)

Registrant’s telephone number, including area code: (775) 200-0505 Not applicable. (Former name or former address, if changed since last report):

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

¨	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
¨	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
¨	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
¨	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Section 1- Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On August 31, 2012 the Company entered into an Oil and Gas Well Location Agreement with Vencedor Energy Partners (Assignor). The agreement allows the Company to drill 30 offset oil and gas wells on 3 producing oil and gas leases in Venango County, Pennsylvania.

The Company paid $585,000.00 00 in the form of 11,700,000 shares of common stock (Shares) of the Company for the rights.

The Company will have 100% working interest in the wells and Net Revenue Interest as follows:

Lease Name	Net Revenue Interest Breakdown
Rice	Master Lease Lessor - 12.5% Royalty, Master Lease Lessee 2.5% Override royalty interest, Assignor - 2.5% Override royalty interest; and the Company - 82.5% royalty interest;

Lalley	Master Lease Lessor - 12.5% Royalty, Master Lease Lessee 2.5% Override royalty interest, Assignor - 2.5% Override royalty interest; and the Company - 82.5% royalty interest; and

Corse	Master Lease Lessor - 15.0% Royalty, Master Lease Lessee 2.5% Override royalty interest, Assignor - 2.5% Override royalty interest; and the Company - 80.0% royalty interest.

The Agreement allows the Company to have the exclusive right to explore, operate, produce all naturally-occurring oil, gas, casing-head gas or gasoline, gas condensate and/or all other liquid or gaseous hydrocarbons and other marketable or non-marketable substances produced (Oil and Gas) from Oil and Gas deposits contained within and under the well location and any and all other rights and privileges necessary, incident to, or convenient for the economical operation of the well location and other lands for the production of Oil and Gas to the Company. A well location is defined as a circle having a radius of l50 feet with the well, to a depth as allowed in the Master Lease, at the center thereof.

The Company owns the rights and may select up to 30 well locations from the following:

Lease Name	Locations	Rights
Rice	Up to 10

One well per location, to a depth from the surface through the Speechley sands which depth is approximately 2,200 feet on the Premises alone for producing oil and gas by any means, and all rights necessary convenient and incident thereto, granted pursuant to the Master Rice Lease.

Lalley	Up to 8

One well per location, to a depth from the surface through the Speechley sands which depth is approximately 2,200 feet on the Premises alone for producing oil and gas by any means, and all rights necessary convenient and incident thereto, granted pursuant to the Master Lalley Lease.

Corse	Up to 15

One well per location, to a depth from the surface through the Speechley sands which depth is approximately 2,000 feet on the Premises alone for producing oil and gas by any means, and all rights necessary convenient and incident thereto, granted pursuant to the Master Corse Lease.

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If Company does not begin or provide proof of funds or funding for the first well on or before 90 days and does not begin or provide proof of funds or funding for 3 more wells on or before 150 days of the execution of this Agreement, then the Company will have forfeited its rights and the Agreement shall terminate and unwind and the Assignor agrees to return the Shares (11,700,000) to the Company.

After completing 8 wells and if Company does not complete any of the remaining 22 well drilling provision set forth in the Agreement within the 2 years from the date of the execution of the Agreement, then the Company will forfeit its rights to the well locations not completed. The Company will retain its rights for the well locations completed and will retain an Override Royalty of Seven and one half per cent (7.5%) on the well locations forfeited.

The Company has 2 years from the date of execution of the Agreement to complete the drilling of the 30 well locations and has the option to acquire an additional 15 well locations for the same terms and conditions of the Agreement after the first 30 wells locations have been completed.

The Company will provide funding in groups of 4 to 6 wells to optimize economies of scale, with the exception of the first 4 wells which can be funded on an individual basis.

The Company agreed to have Assignor the designated Operator of the Oil and Gas Well Locations which includes all the responsibilities as a designated operator in the State of Pennsylvania which includes the duties of managing and supervising the drilling and completions of the Oil and Gas Locations.

THE COMPANY WILL NEED TO RAISE FUNDS TO DRILL THE OIL AND GAS WELLS AND THERE IS NO GUARANTEE THAT THE COMPANY WILL BE SUCCESSFUL IN RAISING THE FUNDS NECESSARY TO COMPLETE 1 OR ANY OF THE 30 OFFSET OIL AND GAS WELLS.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 6, 2012

XUN ENERGY, INC.

/s/ Jerry G. Mikolajczyk

By: Jerry G. Mikolajczyk

Title: President/CEO

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